BY-LAWS

                              OF

                    HEALTH CARE REIT, INC.

            (hereinafter called the "Corporation")

                     as of May 18, 1994


                          ARTICLE I

                           OFFICES

          Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New
Castle, State of Delaware.

          Section 2. Other Offices. The Corporation may also have offices in Toledo, Ohio, and at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                          ARTICLE II

                 MEETINGS OF STOCKHOLDERS

          Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held in the City of Toledo, Ohio, or at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual Meetings. Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than twenty nor more than sixty days before the date of the meeting. At each Annual Meeting, the Chief Executive Officer or any other person appointed by the Board of Directors in his absence shall report on the business and operations of the Corporation and present a statement of the financial condition of the Corporation as of the close of the fiscal year next preceding such Annual Meeting. Any appropriate business may be conducted at an Annual Meeting.

          Section 3. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

          Section 4. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          Section 5. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          Section 6. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 5 of this Article II, or the books of the Corporation, or entitled to vote in person or by proxy at any meeting of stockholders.

                          ARTICLE III

                           DIRECTORS

          Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall be fixed from time to time by affirmative vote of a majority of the entire Board of Directors, and such exact number shall be nine (9) until otherwise determined by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

          Section 2. Independent Directors. At least two of the directors shall be Independent Directors as hereinafter defined. Among other duties specified herein or by resolution of the Board of Directors, the Independent Directors shall review policies of the Board of Directors on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Manager (as hereinafter defined) to assure that such policies are carried out. The Independent Directors shall fulfill their review and monitoring function by reviewing, monitoring and making recommendations to the Board of Directors with respect to the matters specified as responsibilities or duties of the Board of Directors in Articles VII and VIII hereof.

         Section 3. Classification of the Board. The Board of Directors shall be divided into three classes, to be known as Class I, Class II and Class III, respectively, of at least one (1) director each, with each class to be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring in each year. At each Annual Meeting of Stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting, or until their successors are elected and qualified.

          Section 4. Election of Directors. Directors shall be elected at the Annual Meeting of Stockholders, but when the Annual Meeting is not held or directors are not elected thereat, they may be elected at a Special Meeting called and held for that purpose. Such election shall be by ballot whenever requested by any stockholder entitled to vote at such election; but, unless a request is made, the election may be conducted in any manner approved at such meeting. At each meeting of stockholders for the election of directors the persons receiving the greatest number of votes shall be directors. In order to serve as a director of the Corporation, persons need to be the beneficial owner of at least 100 shares of the Corporation's Common Stock.

          Section 5. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors.
Any nominations by stockholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than fourteen
(14) days nor more than ninety (90) days prior to any meeting of the stockholders called for the election of directors. Such notice of nomination shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation that are beneficially owned by each such nominee. The Chairman of a meeting for election of directors may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          Section 6. Vacancies. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, provided, however, that an Independent Director vacancy shall be filled by a majority of the Independent Directors then in office or by a sole remaining Independent Director. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute. No decrease in the number of directors shall shorten the term of any incumbent director. A director may be removed from office only for good cause upon the affirmative vote of the Board of Directors or holders of at least a majority of the shares of capital stock of the Corporation, issued, outstanding and entitled to vote. As used in this section, good cause shall mean conviction of a felony by a court of competent jurisdiction, or negligence or misconduct in the performance of a duty to the Corporation in a matter of substantial importance to the Corporation.

          Section 7. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

          Section 8. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. There shall be at least four (4) regular meetings each year. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, the Secretary, or any three of the directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director not less than three (3) days before the meeting.

          Section 9. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 10. Actions of the Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing. Any such writing or writings shall be filed with the minutes of proceedings of the Board of Directors or committee.

          Section 11. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

          Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. All of the members of the Audit Committee of the Board of Directors shall be Independent Directors, as hereinafter defined. Subject to the foregoing, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of any alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as specified in the resolution establishing such committee. Each committee shall keep regular minutes or make reports to the Board of Directors when required.

          Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated annual sum for service as director. Members of special or standing committees may be allowed like compensation for such additional service. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Such services may include, but are not limited to, service as an officer of the Corporation, legal or other professional services, mortgage servicing, or services as an insurance broker, transfer agent, or underwriter.

          Section 14. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith determines that the contract or transaction is fair and reasonable to stockholders of the Corporation and authorizes or ratifies the contract or transaction by the affirmative votes of a majority of the members of the entire Board of Directors or committee who do not have any interest in such transaction, even though the disinterested directors or committee members be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, the contract or transaction is specifically approved or ratified in good faith by vote of the stockholders, and the contract or transaction is fair and reasonable as to the Corporation and the stockholders as of the time it is approved or ratified by the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                          ARTICLE IV

                           OFFICERS
          Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

          Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

          Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, or any Vice President. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation, partnership, trust or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He shall be the Chief Executive Officer of the Corporation and have general supervision of the business of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall possess the power to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.
          Section 5. President. The President shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the operations of the Corporation and shall see that all orders and resolutions of the Board of Directors and the Chairman of the Board are carried into effect. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

          Section 6. Vice-Presidents. In the absence or disability of the President and at the request of the Chairman of the Board of Directors, the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board of Directors from time to time may prescribe. If there be no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall also perform like duties for the standing committees when requested. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman of the Board of Directors, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chairman of the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation, if any, and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President and Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                          ARTICLE V

                            STOCK

          Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

          Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

          Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than twenty days before the date of such meeting of stockholders, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                          ARTICLE VI

         RESTRICTIONS ON ISSUANCE AND TRANSFER OF STOCK

          Section 1. Limit on Stock Ownership. No person may own more than 9.8% of the outstanding shares of the Corporation's Common Stock (the "Limit"), and no Securities, as defined herein, may be issued or transferred to any person if, following such issuance or transfer, such person's ownership of Common Stock would exceed the Limit. For purposes of computing the Limit, Convertible Securities, as defined herein, owned by such person shall be treated as if the Convertible Securities had been converted into shares of Common Stock.

          Section 2. Transfers in Excess of the Limit. If any Securities in excess of the Limit are issued or transferred to any person in violation of Section 1 hereof (the "Excess Securities"), such issuance or transfer shall be valid only with respect to such amount of Securities as does not result in a violation of Section
1 hereof, and such issuance or transfer shall be null and void with respect to such Excess Securities. If the last clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, such person shall be conclusively deemed to have acted as an agent on behalf of the Corporation in acquiring the Excess Securities to hold such Excess Securities on behalf of the Corporation. As the equivalent of treasury securities for such purposes, the Excess Securities shall not be entitled to any voting rights, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution with respect to such securities. Any person who receives dividends, interest or any other distribution in respect of Excess Securities shall hold the same as agent for the Corporation and for the transferee of the Excess Securities following a permitted transfer.

          Section 3.  Transfers of Excess Securities.
Notwithstanding anything herein to the contrary, any holder of Excess Securities may transfer the same (together with any distributions thereon) to any person who, following such transfer, would not own shares of Common Stock in excess of the Limit. Upon such a permitted transfer, the Corporation shall pay or distribute to the transferee any distributions on the Excess Securities not previously paid or distributed.

          Section 4.  Definitions.  For purposes of this Article:

     (a) "Person" includes an individual, corporation, partner-ship, association, joint stock company, trust, unincorporated association or other entity.

     (b) "Convertible Securities" means any securities of the Corporation that are convertible into, or afford rights to purchase, shares of Common Stock.

     (c)  "Securities" means shares of Common Stock and Convertible
Securities.

     (d) "Ownership" means beneficial ownership determined on the basis of the beneficial ownership rules applicable under the Securities Exchange Act of 1934, as amended, or such other basis as the Board of Directors reasonably determines to be appropriate to effectuate the purposes hereof.

          Section 5. Additional Restrictions. Notwithstanding anything herein to the contrary, the Corporation and its transfer agent may refuse to transfer any shares, passing either by voluntary transfer, by operation of law, or under the last will and testament of any stockholder, if such transfer would or might, in the opinion of the Board of Directors or counsel to the Corporation, disqualify the Corporation as a Real Estate Investment Trust under the Internal Revenue Code. Nothing herein contained shall limit the ability of the Corporation to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to preserve the Corporation's tax status as a qualified Real Estate Investment Trust.

          Section 6. Certificate Legend. All certificates representing Securities of the Corporation within the meaning of this Section shall, if deemed necessary by the Board of Directors, be marked with a legend sufficient under the laws of the State of Delaware to provide a purchaser of such Securities with notice of the restrictions on transfer under this Article VI.

          Section 7. Invalidity of Provisions. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                          ARTICLE VII

            INVESTMENT POLICY AND RESTRICTIONS

          Section 1. Investment of Funds. It shall be the policy of the Board of Directors to invest the major portion of the funds of the Corporation (excluding funds used for compensating deposit balances with lending banks and for working capital purposes) in entire or participating interests in real property, mortgage loans, and other Real Estate Assets, as hereinafter defined, and loans arising out of the development or ownership of real estate and Real Estate Assets.

          Section 2. Investment Policy. The prospectus relating to each offering of securities of the Corporation shall contain a statement in reasonable detail of the investment policies and objectives of the Corporation and an explanation of the borrowing policies of the Corporation. The Board of Directors shall review the investment policies of the Corporation with sufficient frequency and at least annually to determine that the policies being followed by the Corporation at any time are in the best interests of its stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the Board of Directors.

          Section 3. Limitations on Transactions. The Corporation shall not:

     (a)  Invest more than 10% of its total assets in Unimproved
Real Property, as hereinafter defined, or mortgage loans on Unimproved Real Property.

     (b)  Invest in commodities or commodity future contracts.
Such limitation is not intended to apply to interest rate, financial instrument, or market index futures or options, when used solely for hedging purposes.

     (c) Invest in junior mortgage loans unless, by appraisal or other method that the Board of Directors select, (i) the capital invested in any such mortgage loan is adequately secured on the basis of the equity of the borrower in the property underlying such investment and the ability of the borrower to repay the mortgage loan, or (ii) such mortgage loan of the Corporation is a financing device entered into by the Corporation to establish the priority of its capital investment over the capital of others who are investing with the Corporation in a real estate project. The Board of Directors shall determine that any such junior mortgage loan is not and may not be made subordinate to a mortgage held by the Manager, an affiliate of the Manager, as hereinafter defined, or a director of the Corporation.

     (d) Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service the higher level of debt.

     (e) Have aggregate borrowings, secured and unsecured, that are unreasonable in relation to the Net Assets of the Corporation, as hereinafter defined. Borrowings of the Corporation shall be reviewed by the Board of Directors at least quarterly. The maximum amount of such borrowings in relation to the Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 400%. Any excess in borrowing over such 400% level shall be approved by the Board of Directors and disclosed to stockholders in the next quarterly report of the Corporation along with justification for such excess.

     (f) Pay more than the fair market value, as determined by the Board of Directors, for any real property acquired by the Corporation unless specifically approved by the Board of Directors. In cases in which the Board of Directors so specify, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Board of Directors.

          Section 4. Permissible Remedies. Notwithstanding any provision in these By-Laws to the contrary, when an obligor to the Corporation is in default under the terms of any obligation to the Corporation, the Board of Directors shall have the power to pursue any remedies permitted by law that, in its sole discretion, are in the interests of the Corporation, and the Board of Directors shall have the power to enter into any necessary investment, commitment, or obligation of the Corporation resulting from the pursuit of such remedies or necessary or desirable to dispose of property acquired in the pursuit of such remedies.

          Section 5. Income Tax Status. It shall be the policy of the Board of Directors that the Corporation shall qualify as a Real Estate Investment Trust under the Internal Revenue Code. Anything herein to the contrary notwithstanding, however, the Board of Directors makes no commitment or representation that the Corporation will qualify in any given year for the dividends paid deduction permitted by the Internal Revenue Code and the rules and regulations thereunder pertaining to the Real Estate Investment Trusts. The failure of the Corporation to qualify as a Real Estate Investment Trust under the Internal Revenue Code shall not render the directors or officers of the Corporation liable to the stockholders or to any other person.

                          ARTICLE VIII

                          THE MANAGER

          Section 1. The Manager. In the exercise of its absolute control and management of all assets of the Corporation, the Board of Directors may contract for the services of a manager (the "Manager") to advise it with respect to investing or reinvesting the funds of the Corporation in Real Estate Assets, real property interests or other securities and investments, or to direct or perform the day-to-day business affairs of the Corporation, whether directly or through a subcontractor. It shall be the duty of the Board of Directors to evaluate the performance of the Manager before entering into or renewing a contract therewith. The criteria used in such evaluation shall be reflected in the minutes of the Corporation. Each contract for the services of a Manager entered into by the Board of Directors shall have a term of no more than one year. Each management contract shall be terminable by the Board of Directors or the Manager on Sixty (60) days written notice without cause. In the event of the termination of such contract, the Manager will cooperate with the Corporation and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the management function. The Board of Directors shall determine that any Manager possesses sufficient qualifications (i) to perform the management function for the Corporation and (ii) to justify the compensation specified under its contract with the Corporation.

          Section 2. Supervision and Compensation of Manager. The Board of Directors shall determine from time to time and at least annually that the compensation under the Corporation's contract with the Manager is reasonable in relation to the nature and quality of services performed. The Board of Directors shall also supervise the performance of the Manager to determine that the provisions of such contract are being carried out. Each determination of the reasonableness of the Manager's compensation shall be based on the factors set forth below and such other factors that the Board of Directors may deem relevant, and the findings of the Board of Directors on each of such factors shall be recorded in the minutes of the Board of Directors:

     (a) The size of the management fee in relation to the size, composition and profitability of the portfolio of the Corporation;

     (b) The success of the Manager in generating opportunities that meet the investment objectives of the Corporation;

     (c) The rates charged to other Real Estate Investment Trusts and to other investors by advisors performing similar services;

     (d) Additional revenues realized by the Manager and its affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business;
     (e) The quality and extent of service and advice furnished by the Manager; and

     (f) The performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

          Section 3.  Limitation on Aggregate Expenses of the
Corporation.

     (a) The Board of Directors shall determine from time to time, but at least annually, whether the total fees and expenses of the Corporation are reasonable in light of the investment experience of the Corporation, its Net Assets, its Net Income, as hereinafter defined, and the fees and expenses of comparable real estate managers. Such determinations shall be reflected in the minutes of the Board of Directors.

     (b) The Total Operating Expenses of the Corporation shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive if they exceed in any fiscal year the greater of 2% of its Average Invested Assets or 25% of its Net Income for such year. The Board of Directors shall have the responsibility of limiting such expenses to amounts that do not exceed such limitation unless the Board of Directors finds that, based on unusual or non-recurring factors that they deem sufficient, a higher level of expenses is justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the Board of Directors.

     (c) Within 60 days after the end of any fiscal quarter of the Corporation for which Total Operating Expenses (for the twelve (12) months then ended) exceeded 2% of Average Invested Assets or 25% of the Net Income, whichever is greater, there shall be sent to the stockholders of the Corporation a written disclosure of such fact, together with an explanation of the factors the Board of Directors considered in arriving at the conclusion that such higher operating expenses were justified.

     (d) In the event the Board of Directors determines that such excess expenses are not justified, the Manager shall reimburse the Corporation at the end of the twelve month period the amount by which the aggregate annual expenses paid or incurred by the Corporation exceed the limitations herein provided.

     (e) The Corporation shall also disclose to its stockholders quarterly (i) the ratio of the costs of raising equity capital during the quarter to the amount of equity capital raised, and (ii) the aggregate amount of management and other fees paid to the Manager and all affiliated persons of the Manager by the Corporation and by third parties doing business with the Corporation.

                          ARTICLE IX

                   BUSINESS COMBINATIONS

          Section 1. Vote Requirement. In addition to any vote otherwise required by law, the Certificate of Incorporation, or these By-Laws, a Business Combination, as defined herein, shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

          Section 2. Exceptions. The provisions of Section 1 of this Article IX shall not apply to any Business Combination if:

     (a) The Corporation is at the time of the consummation of the Business Combination, and at all times throughout the preceding twelve months has been, directly or indirectly, the beneficial owner of a majority of each class of the outstanding Equity Securities, as defined herein, of the Interested Stockholder, as defined herein, that is a party to such transaction; or

     (b) Such Business Combination has been approved by a majority of the Board of Directors who, at the time such approval is given, were not Affiliates, as defined herein, or nominees of the Interested Stockholder and were either members of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder (the "Continuing Directors") or were successors of Continuing Directors on the recommendation of a majority of Continuing Directors then on the Board of Directors; or

     (c)  Both of the following conditions have been met:

          (i) The aggregate amount of the cash and the Fair Market Value, as defined herein, of consideration other than cash to be received per share by holders of Voting Stock in such Business Combination shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Voting Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

          (ii) The consideration to be received by holders of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder previously paid for shares of such Voting Stock. If the Interested Stockholder paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be paid by the Interested Stockholder for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

          Section 3.  Definitions.  For purposes of this
Article IX:

     (a)  A "Business Combination" shall mean:

          (i) Any merger or consolidation of the Corporation with or into (1) any Interested Stockholder (as hereinafter defined) or
(2) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or an Affiliate of any Interested Stockholder of substantially all assets of the Corporation; or

          (iii) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Securities of the Corporation that is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (iv) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder.

     (b) "Interested Stockholder" shall meanany individual, firm, corporation (other than the Corporation) or other entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any of the transactions described in clauses (i) through (iv) of subsection (a) of this Section 3, or immediately prior to the consummation of any such transaction, is the beneficial owner of five percent (5%) or more of the outstanding Voting Stock.

    (c) "Beneficial Owner" or "beneficially owned" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors of the Corporation shall have the power and duty to determine for purposes of this Article, on the basis of information then known to it, whether any person is a beneficial owner of 5% or more of the outstanding Voting Stock.

     (d) "Affiliate" or "Associate" shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended.

     (e) "Fair Market Value" shall mean the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

     (f) "Equity Securities" shall have the meaning specified in Rule 13a11 1 under the Exchange Act.

                          ARTICLE X

                    GENERAL PROVISIONS

          Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 3.  Fiscal Year.  The fiscal year of the
Corporation shall be a calendar year unless otherwise fixed by resolution of the Board of Directors.

          Section 4. Corporate Name. The name "Health Care REIT" is the property of First Toledo Corporation (hereinafter referred to as "FTC") and is licensed to the Corporation in consideration of FTC acting as manager for the Corporation. Should FTC or its successor by reorganization or merger, or a wholly owned subsidiary of FTC, cease to act as Manager for the Corporation, then the Board of Directors shall, upon the request of FTC, immediately eliminate from the Corporate name the words "Health Care REIT" or any approximation thereof.

          Section 5. Books and Records. The books and records of the Corporation may be kept in Toledo, Ohio (subject to any provision of law or the Certificate of Incorporation), or within or without the State of Delaware, at such place or places as may be designated from time to time by the Board of Directors of the Corporation.

          Section 6. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                          ARTICLE XI

                       INDEMNIFICATION

          To the extent permitted by The General Corporation Law of Delaware as the same exists or may hereafter be enacted or amended, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding.

                          ARTICLE XII

                          AMENDMENTS

          Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. Any amendment by the Board of Directors must be approved by a majority of the entire Board of Directors then in office, provided that the approval of a majority of the entire number of Independent Directors then in office shall be required as well if the proposed amendment affects any of the duties or responsibilities of Independent Directors specified in these By-Laws. All such amendments by the stockholders must be approved by holders of capital stock having a majority of the voting power of all outstanding capital stock of the Corporation voting together as a single class, provided that any amendment by the stockholders to Article III, Sections 1, 3 and 6, of these By-Laws (concerning the number of directors, classification of the Board of Directors and vacancies in the Board of Directors, including removal of directors), Article VI of these By-Laws (concerning restrictions on issuance and transfer of stock) or
Article IX of these By-Laws (concerning business combinations) must be approved by holders of capital stock having 75% of the voting power of all outstanding capital stock of the Corporation, voting together as a single class.

                          ARTICLE XIII

                          DEFINITIONS

          Section 1. Definitions. As used herein, the following terms shall have the following meanings where the context admits:

     (a) "Average Invested Assets" for any period shall mean the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly, in (i) Real Estate Assets and (ii) equity interests in and loans secured by real estate, before allowances for doubtful amounts or allowances to reduce certain leases to option prices or other similar non-cash allowances; as determined by generally accepted accounting principles computed by taking the average of such values at the end of each month during such period.

     (b) "Entire Board of Directors" shall mean the total number of directors that the Corporation would have if there were no vacancies.

     (c) "Independent Director" means a director of the Corporation who is not (i) a person directly or indirectly owning, controlling, or holding with power to vote five percent or more of the outstanding voting securities of the Corporation or the Manager; (ii) an officer or employee of the Corporation; (iii) an officer, director, employee of, or partner in, the Manager; (iv) a person who either individually or as a member of an organization acts as an advisor, consultant, legal counsel to the Corporation or provides similar types of services to the Corporation and receives compensation on a continuing basis from the Corporation in addition to Director's fees; (v) an affiliate of any person described in
(i), (ii), (iii) or (iv); and (vi) related to the Corporation in any other way that, in the view of the Board of Directors, would interfere with the exercise of independent judgment.

     (d) "Net Assets" means the total assets (other than intangibles) at book value as determined by generally accepted accounting principles before deducting allowances for doubtful amounts or other non-cash allowances less total liabilities, calculated at least quarterly on a basis consistently applied. Prepaid and deferred expenses are not considered intangibles for the purpose of this definition.

     (e) "Net Income" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period other than additions to allowances for doubtful amounts or allowances to reduce certain leases to option prices or other similar non-cash allowances; as determined by generally accepted accounting principles.
     (f) "Real Estate Assets" shall mean (i) real property (including interests in real property and interests in mortgages on real property), (ii) shares (or transferable certificates of beneficial interest) in other real estate investment trusts, and
(iii) any other property or interest, which meet the requirements as expressed from time to time in Section 856(c)(6)(B) of the Internal Revenue Code, or any successor provision, or in the rules and regulations or in court and administrative decisions which interpret such section or sections.

     (g) "Real Estate Investment Trust" is a corporation, trust or association (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate
(including fee ownership and leasehold interests) or in loans secured by real estate or both.

     (h) "Total Operating Expenses" for any period shall mean all cash operating expenses, including additional expenses paid directly or indirectly by the Corporation to the Manager, its affiliates, or third parties based upon their relationship with the Corporation, including loan administration, servicing, engineering, inspection and all other expenses paid by the Corporation, except the expenses related to raising capital, for interest, taxes, and direct property acquisition, operation, maintenance and management costs.

     (i) "Unimproved Real Property" means the property of the Corporation which has the following three characteristics: (1) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (2) has no development or construction in process on such land, and (3) no development or construction on such land is planned in good faith to commence on such land within one year.